UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported)     July 19, 2004
                                                        ------------------------


                                   Rapidtron, Inc.
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             (Exact name of registrant as specified in its charter)


               Nevada                000-31713              88-0455472
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   (State or other jurisdiction     (Commission           (IRS Employer
         of incorporation           File Number)        Identification No.)


       3151 Airway Avenue, Costa Mesa, California                92626-4627
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        (Address of principal executive offices)                 (Zip Code)

      Registrant's telephone number, including area code     (949) 798-0652


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          (Former name or former address, if changed since last report)


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ITEM 9.  REGULATION FD DISCLOSURE.

     We entered into a Memorandum of Understanding ("MOU") regarding a potential transaction with Smart Card Integrators, Inc., a privately held California corporation ("SCI"). The MOU gives both parties the right to conduct due diligence until October 18, 2004, to determine if it is in their respective best interest to bring in SCI as a subsidiary of Rapidtron.

     Summary of the MOU
     ------------------

     The transaction is contingent upon each party's satisfaction with its due diligence investigation of the other party's business, and the following additional events:

     1.  Agreement  on  the  terms  of  a  definitive agreement, consistent with
Article  III  of  the  MOU;

     2. A loan from Rapidtron to SCI in the amount of $350,000 on or before August 18, 2004;

     3. Rapidtron raising Ten Million Dollars ($10,000,000) in equity and/or debt financing on or before November 30, 2004; and

     4. At closing, the officers, directors and affiliates of Rapidtron and SCI must collectively own at least a majority of the issued and outstanding common stock of Rapidtron, on a fully diluted basis.

     Our $350,000 loan to SCI will be due the earlier of closing or January 29, 2005. If we satisfy all our contingencies and enter into a definitive agreement, but fail to close in default of the agreement, then the loan will be forgiven as part of the liquidated damages to SCI totaling One Million Dollars ($1,000,000). Likewise, if SCI satisfies all its contingencies and enters into the definitive agreement, but fails to close in default of the agreement, then Rapidtron shall be entitled to receive One Million Dollars ($1,000,000) as liquidated damages.

     If we raise the $10,000,000 in financing, we will likely do so in a private placement of equity securities. The proceeds of such financing will be used as follows: $5,000,000 investment into SCI to pay existing liabilities of SCI as provided in the definitive agreement for covenants not to compete and similar obligations to related parties; $2,000,000 will be invested into Rapidtron Delaware (our existing subsidiary) for working capital; $2,000,000 will be invested into SCI for working capital; and $1,000,000 will be retained by our company to cover the costs and expenses of the transaction and for working capital.

     If we close, we will issue a new series of convertible preferred stock to the shareholders of SCI, plus warrants to purchase 1,000,000 shares of our common stock at a price of $1.25 per share, in exchange for all the issued and outstanding shares of SCI stock. As a result, SCI will become a wholly-owned subsidiary of Rapidtron. Following closing, we plan to keep SCI as a separate company, with the same management team working with SCI today. Currently, SCI is managed by Francois A. Allal and Ron Halvas.

     The preferred stock will earn a stock dividend beginning April 15, 2006, equal to a total of 2.67% of the then issued and outstanding shares of common stock. The total preferred stock will be convertible into an aggregate number of shares of common stock that, when combined with the dividends paid on the preferred stock, will equal between thirty and thirty-five percent (30%-35%) of the then issued and outstanding shares of common stock, depending upon the highest annual revenue achieved by SCI during the fiscal years between 2005 and conversion, but in no event beyond 2008. The table below illustrates the conversion ratio based upon the revenue achieved by SCI:

          GROSS REVENUE                      X       Y
          =============                    ------  -----
          5 million or more               32.33%  35.00%
          4.5 million up to $5 million    31.33%  34.00%
          4.0 million up to $4.5 million  30.33%  33.00%
          3.5 million up to $4.0 million  29.34%  32.00%
          3.0 million up to $3.5 million  28.34%  31.00%
          Less than $3.0 million          27.34%  30.00%

     All outstanding shares of preferred stock will be automatically converted by April 15, 2009.

     The MOU is attached to this report as Exhibit 10.1.

     About SCI
     ---------

     SCI was founded as a California corporation in 1996. SCI is a North American smart card technology company that develops and markets systems and software integration services for the smart card market. The company's core competencies and capabilities allow it to provide and facilitate end-to-end integrated system solutions for smart card and cashless payment markets.

     The goal of SCI is to be a preeminent provider of smart card technology-based solutions. In support of its goal, the objective of SCI is to provide the following in one product: 1) open operating systems, 2) electronic purses, 3) application software; 4) firmware and hardware; and 5) smart cards for integrated end-to-end systems - i.e. the "Total Solution". This product is intended to provide an application for cash transactions that will interface with biometric operating systems that will pass the highest levels of governmental and corporate security and will be web enabled.


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     SCI's current products include the following:

     - s-Choice(TM) OS, a smart card operating system based on the former Microsoft for Windows Smart Card Operating System,

     - s-Choice(TM) Electronic Purse, a platform-independent application ported to the s-Choice OS and Java that is used by the United States Treasury for the US Navy Cash Project,

     - s-Choice(TM) Readers, a range of innovative standalone programmable card readers and other hardware devices which currently support numerous smart card applications and systems,

     - Software application suites that provide comprehensive solutions to specific markets for cashless transaction payment systems and offline gaming, and

     -  Custom  development  of  smart  card  based  applications.

     SCI targets the following markets: ID/Security, Government, Biometrics, Financial, Gaming, Transportation and Commercial / Retail / Loyalty markets.

     SCI has invested in its research and development program to ensure continued leadership in smart card system technology. SCI's R&D efforts currently focus on expansion and improvement of the s-Choice(TM) OS, Electronic Purse, card readers, hardware devices and developing new application software. The additions and enhancements to the core technologies increase flexibility of SCI's solutions and when applicable, are intended to facilitate a seamless transition from closed systems to the open environment.

     If SCI becomes a subsidiary, SCI will provide our company more control over smart card and biometric technology and production. SCI will introduce Rapidtron's access products to its clients and strategic partners, including government clients that would otherwise require Rapidtron to satisfy a more lengthy review and approval process. We believe SCI management will compliment our current management team. Rapidtron is strong in marketing, commercial sales and hardware Smart technology, and SCI is as strong in government and municipal sales and software Smart and biometric technology.

     If we close the transaction, we expect to hire two to three senior and well-respected executives that will add increased credibility and acceptance of our products by all government and municipal institutions. We plan to target larger projects, and we believe we will be able to act as prime contractor because of our ability to provide a more complete Smart card, e-purse, biometric and access control technology.

     Forward-looking  Statements
     ---------------------------

     This  report  contains  forward-looking  statements  within  the meaning of
Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact may be forward-looking statements. Forward-looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. These risks include the following: (a) the possibility that Rapidtron or SCI will not satisfy their contingencies and will not complete the transaction, (b) the possibility that Rapidtron will not secure $10,000,000 of financing on terms and conditions deemed desirable or available at this time, and as a result, will dilute existing shareholders beyond current expectations; and (c) the possibility that the joint efforts of Rapidtron and SCI will not result in new businesses, larger projects or significantly greater net profits to our company.

       ITEM 7.  EXHIBITS.

       The following exhibits are included as part of this report:

10.1   Memorandum of Understanding, dated July 19, 2004.

99.1   Press release


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       RAPIDTRON, INC., a Nevada corporation



Date:  August 3, 2004                  By:  /s/  John Creel
                                       ---------------------------------------
                                       John Creel,
                                       Chief Executive Officer


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